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                         Exhibit 23

          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Levi Strauss Associates Inc.:

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8, File Nos. 33-40947 and 33-41332.



                                                        ARTHUR ANDERSEN LLP

San Francisco, California,
 February 22, 1995